Exhibit 99.1

AMERICAN APPAREL ANNOUNCES $41 MILLION DEBT FINANCING

American Apparel Successfully Places $41 Million of Two-Year Secured Notes To Refinance Existing Indebtedness and Continue Retail Expansion

LOS ANGELES – January 23, 2007 – American Apparel Inc., a leading domestic vertically-integrated manufacturer and retailer of casual fashion basics announced today that it has completed a $41 million secured debt financing with a private investment firm. The proceeds of the financing will be used for working capital and will fund the company’s expansion plans. Part of the proceeds will go to repaying the company’s current credit facility with C3 Capital Partners, LP.

In conjunction with the financing, American Apparel has also negotiated a waiver agreement with its senior lender, U.S. Bank National Association, and an increase in the size of its senior credit facility from $57.5 million to $62.5 million.

“As the first major investment of institutional capital into American Apparel, this financing represents an important validation of our vertically-integrated business model,” said Dov Charney, CEO of American Apparel. “This transaction places the company on a firm financial footing and allows us to pursue our ambitious growth plans, as well as our proposed merger with Endeavor Acquisition Corp. The hard work and dedication of our employees, and the support of our customers, vendors, and creditors, have been critical during American Apparel’s rapid growth.”

On December 19, 2006, American Apparel and Endeavor Acquisition Corp. (AMEX: EDA) announced the signing of a definitive merger agreement. The proposed merger is subject to, among other things, Endeavor receiving an opinion from an independent investment banking firm that the transaction is fair to Endeavor’s shareholders from a financial perspective, Endeavor receiving shareholder approval of the transaction, customary closing conditions, including receipt of an acceptable 2006 audited financial statement, and various regulatory approvals. The transaction is expected to close sometime during the second half of 2007.

About American Apparel

American Apparel (www.americanapparel.net) is a vertically-integrated manufacturer and retailer of stylish, casual clothing for young metropolitan adults. Founded in 1997 by Dov Charney, American Apparel is the largest t-shirt manufacturer in the United States and operates the country’s largest garment factory. All manufacturing is done at the company’s facilities in Los Angeles, principally at its downtown Los Angeles factory and headquarters. The company employs more than 5,000 people and operates 145 retail locations in 11 countries.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about American Apparel and its business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of American Apparel’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions; American Apparel’s relationships with its financial lenders and its ability to adhere to the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending or preferences in apparel; the performance of American Apparel’s products within the prevailing retail environment; paper and printing costs; availability of store locations at appropriate terms; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the businesses in which American Apparel is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other apparel providers; general economic conditions; and geopolitical events and regulatory changes.

CONTACT:

For Investors:

Joseph Teklits

Integrated Corporate Relations (ICR)

203-682-8258

Adrian Kowalewski

American Apparel

Director, Corporate Finance & Development

213-488-0226 x1463

For Media:

Anton Nicholas or Tracey Belko

Sloane & Company

212-486-9500